Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-264207 and 333-284345) of Direct Digital Holdings, Inc. (the Company) of our report dated March 27, 2025, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern

/s/ BDO USA, P.C.

New York, New York
March 27, 2025